                                                                      Exhibit 16






April 7, 2003


Securities and Exchange Commission
Washington, D.C.  20549


Ladies and Gentlemen:

     We were previously the principal accountants for Residential Resales, Inc. (the "Company") and, under the date of June 10, 2003, we reported on the financial statements of the Company as of and for the years ended April 30, 2003 and 2002. On March 20, 2004, we were dismissed as the Company's principal accountants. We have read the Company's statements to be included under Item 4 of its Form 8-K, and agree with such statements, except that we are not in a position to agree or disagree with the Company's statement that Bouwhuis, Morrill & Company was not engaged regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's consolidated financial statements.

Very truly yours,


(Signed)  Earl M. Cohen, CPA, PA

                                    Exhibit B
                   Agreement and Plan of Merger by and between
              Residential Resales, Inc., a Florida corporation, and
            New Media Lottery Services, Inc., a Virginia corporation

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement") is made this ___ of May 2004, by and between Residential Resales, Inc., a Florida corporation ("RRI"), and New Media Lottery Services, Inc., a Virginia corporation ("NMLS"). RRI and NMLS are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                                 R E C I T A L S

     A. RRI was incorporated under the laws of the State of Florida on July 1, 1998 as Media Acquisitions Group, Inc. and amended its Articles of Incorporation on September 17, 2001 to change its corporate name to Residential Resales, Inc. RRI's current authorized capital stock consists of Fifty Million (50,000,000) shares of common stock at a par value of $0.001 per share ("RRI Common Stock"), of which 11,000,000 shares are issued and outstanding.

     B. NMLS was incorporated under the laws of the Commonwealth of Virginia on May __, 2004. Its authorized capital stock consists of 50,000,000 shares of Common Stock, with a par value of $0.001 per share ("NMLS Common Stock"), of which 1,000 shares are issued and outstanding, all of which are owned by RRI.

     C. The respective Boards of Directors of RRI and NMLS deem it advisable and to the advantage of each of the Constituent Corporations that RRI merge with and into NMLS (the "Merger") upon the terms and subject to the conditions set forth in this Merger Agreement for the purpose of effecting a change of the state of incorporation of RRI from Florida to Virginia.

     D. The Boards of Directors of each of the Constituent Corporations have approved this Merger Agreement.


     NOW, THEREFORE, the parties do hereby adopt the plan of reorganization set forth in this Merger Agreement and do hereby agree that RRI shall merge with and into NMLS on the following terms, conditions and other provisions:

1) MERGER AND EFFECTIVE TIME. At the Effective Time (as defined below), RRI, the parent, shall be merged with and into NMLS, the subsidiary, (the "Merger"), and NMLS shall be the surviving corporation of the Merger (the "Surviving Corporation").

     The Merger shall become effective upon the close of business on the date when a duly executed copy of Articles of Merger, this Merger Agreement, and all other required certificates, is filed with each of the Secretary of States of the State of Florida and the Commonwealth of Virginia (the "Effective Time").

2) EFFECT OF MERGER. At the Effective Time, the separate corporate existence of RRI shall cease; the corporate identity, existence, powers, rights and immunities of NMLS as the Surviving Corporation shall continue unimpaired by the Merger; and NMLS shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of RRI, all without further act or deed. The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation.

3) GOVERNING DOCUMENTS. At the Effective Time, the Articles of Incorporation of NMLS in effect immediately prior to the Effective Time shall become the Articles of Incorporation of the Surviving Corporation and the By-laws of NMLS in effect immediately prior to the Effective Time shall become the By-laws of the Surviving Corporation. These documents are annexed hereto as Exhibits A and B, respectively.

4) DIRECTORS, OFFICERS AND COMMITTEES OF THE BOARD. At the Effective Time, the directors, officers and committee members of NMLS shall be and become the directors, officers and committee members (holding the same titles and positions) of the Surviving Corporation and after the Effective Time shall serve in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation.

5) CONVERSION OF SHARES OF RRI. Subject to the terms and conditions of this Agreement, at the Effective Time, each share of RRI Common Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and nonassessable, issued and outstanding share of NMLS Common Stock.

6) CANCELLATION OF SHARES OF NMLS. At the Effective Time, all of the previously issued and outstanding shares of NMLS Common Stock that were issued and outstanding immediately prior to the Effective Time shall be automatically retired and canceled.

7) STOCK CERTIFICATES. At and after the Effective Time, all of the outstanding certificates that, prior to that date, represented shares of RRI Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of NMLS Common Stock into which such shares of RRI Common Stock are converted as provided herein.

     The registered owner on the books and records of RRI of any outstanding stock certificates evidencing shares of RRI Common Stock shall, until such certificates shall have been surrendered for transfer or otherwise accounted for to NMLS or its transfer agent, be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of NMLS Common Stock evidenced by such outstanding certificates as above provided.

8) EXCHANGE OF CERTIFICATES. As soon as practicable after the Effective Time, NMLS shall deliver to each holder of RRI Common Stock appropriate transmittal forms by which holders of certificates representing RRI Common Stock may exchange such certificates for certificates representing a like number of shares of NMLS Common Stock.

9) FURTHER ASSURANCES. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of RRI such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further action as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of RRI, and otherwise to carry out the purposes of this Merger Agreement.

     The officers and directors of the Surviving Corporation are fully authorized in the name of and on behalf of RRI, or otherwise, to take any and all such actions and to execute and deliver any and all such deeds and other instruments as may be necessary or appropriate to accomplish the foregoing.

9) CONDITION. The consummation of the Merger is subject to the approval of this Merger Agreement and the Merger contemplated hereby by the holders of a majority of the outstanding shares of RRI Common Stock prior to or at the Effective Time.

10) ABANDONMENT. At any time before the Effective Time, this Merger Agreement may be terminated and the Merger abandoned by the Board of Directors of RRI or NMLS, notwithstanding approval of this Merger Agreement by the Board of Directors and shareholders of RRI and the Board of Directors of NMLS.

11) AMENDMENT. At any time before the Effective Time, this Merger Agreement may be amended, modified or supplemented by the Boards of Directors of the Constituent Corporations, notwithstanding approval of this Merger Agreement by the shareholders of RRI; provided, however, that any amendment made subsequent to the adoption of this Agreement by the shareholders of RRI or the sole holder of shares of NMLS Common Stock shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or upon conversion of any shares of any class or series of RRI; (ii) alter or change any of the terms of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger; or (iii) alter or change any of the terms or conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any shares of any class or series of RRI.

12) APPOINTMENT OF SECRETARY OF STATE OF FLORIDA AS AGENT FOR SERVICE OF
PROCESS.

Upon the Effective Date, NMLS:

     (a) Appoints the Secretary of State of the State of Florida as its agent for service of process in a proceeding to enforce any obligation or the rights of shareholders of RRI; and

     (b) Agrees that it will promptly pay to the shareholders of RRI who dissent to the Merger and pursue appraisal rights the amount, if any, to which they are entitled under the Florida Business Corporation Act

13) TAX-FREE REORGANIZATION. The Merger is intended to be a tax-free plan of reorganization within the meaning of Section 368(a)(1)(F) of the Code.

14) GOVERNING LAW. This Agreement shall be governed by and construed under the internal laws of the Commonwealth of Virginia as applied to agreements among Virginia residents entered into and to be performed entirely within the Commonwealth of Virginia, without reference to the principles of conflicts of law or choice of laws, except to the extent that the laws of the State of Florida would apply in matters relating to the internal affairs of RRI and the Merger.

15) COUNTERPARTS. In order to facilitate the filing and recording of this Merger Agreement, it may be executed in any number of counterparts, each of which shall be deemed to be an original.


IN WITNESS WHEREOF, this Merger Agreement is hereby executed on behalf of each of the Constituent Corporations and attested by their respective officers hereunto duly authorized as of the date first written above.


                                  RESIDENTIAL RESALES, INC.
                                  a Florida corporation

                                  By: /s/ Michael Shroyer
                                      --------------------------------------
                                       Executive Vide President


                                  NEW MEDIA LOTTERY SERVICES, INC.
                                  a Virginia corporation

                                  By: /s/ Nathan H. Miller
                                      -------------------------------------
                                      President and Chief Executive Officer

                                    Exhibit C
                        New Media Lottery Services, Inc.
                            Articles of Incorporation

                              ARTICLES OF AMENDMENT
                                       AND
                    RESTATEMENT OF ARTICLES OF INCORPORATION

The undersigned, pursuant to Chapter 9 of Title 13.1, Article 11 of the Code of Virginia, states as follows:

                                    ARTICLE I
                                      NAME

     The name of the Corporation is LOTTERY, INC. The article is to be amended to read NEW MEDIA LOTTERY SERVICES, INC.

Further, the following amendments are duly adopted:

                                   ARTICLE II
                                    DURATION

     The period of duration of the Corporation is perpetual.

                                   ARTICLE III
                                     PURPOSE

     The Corporation shall have the power to engage in any lawful business, within or without the United States, which is lawful under the Virginia Stock Corporation Act. ARTICLE IV AUTHORIZED SHARES

     The total authorized capital stock of this Corporation shall consist of Fifty Million (50,000,000) shares of voting common stock, having a par value of $.001 per share, amounting in the aggregate to Fifty Thousand Dollars ($50,000.00).

                                    ARTICLE V
                                REGISTERED AGENT

     5.1 The Corporation's initial registered agent is Nathan H. Miller.

     5.2 The initial registered agent is an individual who is a resident of Virginia and a member of the Virginia State Bar.

     5.3 The Corporation's initial registered office address, which is the business office of the initial registered agent, is 560 Neff Avenue, Suite 200, Harrisonburg, Virginia 22801.

     5.4 The registered office is physically located in the City of Harrisonburg.

                                   ARTICLE VI
                               BOARD OF DIRECTORS

     The Corporation shall have a Board of Directors consisting of one or more individuals under such terms and conditions as shall be specified in the Bylaws. The number of directors shall be variable and may be increased or decreased from time to time by amendment to the Bylaws. ARTICLE VII BYLAWS

     The Corporation's Board of Directors may amend or repeal the Corporation's Bylaws, except to the extent that:

     1. The provisions of Chapter 9 of Title 13.1 of the Code of Virginia reserve this power exclusively to the Shareholders; or

     2. The Shareholders in adopting or amending particular bylaws provide expressly that the Board of Directors may not amend or repeal that bylaw or bylaws;

     3. The Corporation's Shareholders may amend or repeal the Corporation's Bylaws even though the Bylaws also may be amended or repealed by its Board of Directors.

                                  ARTICLE VIII
                              NO PREEMPTIVE RIGHTS

     The Shareholders of this Corporation shall not have preemptive rights to acquire the Corporation's unissued shares.

                                   ARTICLE IX
                                    AMENDMENT

     The Articles of Incorporation may be amended in any matter consistent with the provisions of Chapter 9 of Title 13.1 of the Code of Virginia.

                                    ARTICLE X
                     LIMIT ON LIABILITY AND INDEMNIFICATION

     10.1 In every instance in which the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of liability of directors or officers of a corporation to the corporation or its shareholders, the directors and officers of this Corporation shall not be liable to the Corporation or its shareholders.

     10.2 The Corporation shall indemnify any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Corporation) because such individual is or was a director or officer of the Corporation or because such individual is or was serving the Corporation, or any other legal entity in any capacity at the request of the Corporation while a director or officer of the Corporation, against all liabilities and reasonable expenses incurred in the proceeding except such liabilities and expenses as are incurred because of such individual's willful misconduct or knowing violation of the criminal law.

     The foregoing amendments were adopted on May 4, 2004.

     The amendments were adopted by the incorporator. Shareholder and director approval of the amendments was not required as the Corporation has not issued shares and has no directors.

                                            /s/ Nathan H. Miller
                                            ------------------------------------
Date: May 4, 2004                           Nathan H. Miller
                                            Incorporator


Miller & Earle, PLLC
560 Neff Avenue, Suite 200
Harrisonburg, Virginia 22801
(540) 564-1555
Fax: (540) 434-7832

SCC ID No. 0599616-0
DCN: 04-03-05-0143

                                    Exhibit D
                    New Media Lottery Services, Inc. By-Laws

                                     BYLAWS

                                       OF

                        NEW MEDIA LOTTERY SERVICES, INC.

                            (A VIRGINIA CORPORATION)

                            As Adopted on May 7, 2004

                                   ARTICLE I:
                                  SHAREHOLDERS

1.1 ANNUAL MEETINGS. (a) The Corporation shall hold an annual meeting of the shareholders for the election of directors and for the transaction of such other business as properly may come before the meeting at such place, either within or without the Commonwealth of Virginia, and at such date and time as may be designated from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

     (b) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) on or after May 1st and before June 1st of the year in which the annual meeting will be held, if clause
(ii) of this sentence is not applicable, or (ii) not less than 50 days before the date of the annual meeting if the meeting date is earlier than August 1st or later than September 30th. In addition, for business to be brought properly before the meeting by a shareholder, such shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before such meeting (i) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business,
(iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

     (c) No business shall be conducted at an annual meeting of the shareholders except in accordance with the procedures set forth in Section 1.1(b). The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business has not been properly brought before the meeting in accordance with the provisions of Section 1.1(b), in which event such business not properly brought before the meeting shall not be transacted.

     (d) Notwithstanding the foregoing provisions of this Section 1.1, a shareholder seeking to have a proposal included in the Corporation's proxy statement for a meeting of the shareholders shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time, or with any successor regulation.

1.2 SPECIAL MEETINGS. Special meetings of shareholders for any purpose or purposes may be called at any time (i) by the Chairman of the Board or the Chief Executive Officer, pursuant to a notice delivered to the Secretary or (ii) by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, and no business shall be conducted at such meeting other than the business set forth in such notice or resolution. Such special meetings shall be held at such places, either within or without the Commonwealth of Virginia, and at such date and time as shall be specified in such notice or resolution.

1.3 NOTICE OF MEETINGS. (a) The Corporation shall notify shareholders of the date, time, and place of each annual and special shareholders' meeting. Such notice shall be given no less than 10 nor more than 60 days before the meeting date except that notice of a shareholders' meeting to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all or substantially all of the property of the Corporation otherwise than in the usual and regular course of business, or the dissolution of the Corporation shall be given not less than 25 nor more than 60 days before the meeting date. Unless the Virginia Stock Corporation Act or the Articles of Incorporation require otherwise, the Corporation is required to give notice only to shareholders entitled to vote at the meeting.

     (b) Unless the Virginia Stock Corporation Act or the Articles of Incorporation require otherwise, notice of an annual meeting need not state the purpose or purposes for which the meeting is called. Notice of a special meeting shall state the purpose or purposes for which the meeting is called.

     (c) If an annual or special meeting is adjourned to a different date, time, or place, notice need not be given if the new date, time, or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or shall be given under Section 1.4 hereof, however, notice of the adjourned meeting shall be given under this Section to persons who are shareholders as of the new record date.

     (d) Notwithstanding the foregoing, no notice of a meeting of the shareholders need be given to a shareholder if (i) an annual report and proxy statements for two consecutive annual meetings of shareholders or (ii) all, and at least two, checks in payment of dividends or interest on securities during a 12-month period, have been sent by first-class United States mail, with postage thereon prepaid, addressed to the shareholder at his address as it appears on the share transfer books of the Corporation, and returned undeliverable. The obligation of the Corporation to give notice of meetings of the shareholders to any such shareholder shall be reinstated once the Corporation has received a new address for such shareholder for entry on its share transfer books.

     (e) Notice of a meeting of the shareholders may be communicated in person, by telephone, telegraph, teletype, or other form of wire or wireless communication, or by mail (including electronic mail) or private carrier. Written notice to a shareholder is effective when mailed, if mailed postpaid and correctly addressed to the shareholder's address shown on the Corporation's current record of shareholders.

1.4 RECORD DATE. The Board of Directors (or in the case of a special meeting of shareholders called by any of the officers specified in Section 1.2, such officer in the notice referred to therein) shall fix, in advance, a record date in order to make a determination of the shareholders for any purpose. The record date may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

1.5 ORGANIZATION. At every meeting of shareholders, the presiding officer shall be the first listed among the following officers who is present and able to preside at such meeting: the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, if any, any Executive Vice President, the Chief Financial Officer and the Secretary. In the absence of all of the foregoing persons, the meeting shall be presided over by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary, or in his absence, an Assistant Secretary, if any, or in his absence, an appointee of the presiding officer shall act as secretary of the meeting.

1.6 ADJOURNMENTS. Subject to the provisions of Section 1.3 hereof, any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at a different date, time or place. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

1.7 WAIVER OF NOTICE; ATTENDANCE AT MEETING. A shareholder may waive any notice required by the Virginia Stock Corporation Act, the Articles of Incorporation, or these Bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice and be delivered to the Secretary for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting unless the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

1.8 QUORUM AND VOTING REQUIREMENTS. (a) Each outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. Shares of other classes and series shall be entitled to such vote as may be provided in the Articles of Incorporation.

     (b) Shares entitled to vote as a separate voting group may take action on any matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless otherwise required by law, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, unless a different vote is required by the Articles of Incorporation. Less than a quorum may adjourn a meeting.

1.9 PROXIES. (a) A shareholder may vote his shares in person or by proxy.

     (b) Without limiting the manner in which a shareholder may authorize another person or persons to act for him as proxy pursuant to subsection (a) of this Section, the following shall constitute a valid means by which a shareholder may grant such authority:

         (1) A shareholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the shareholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

         (2) A shareholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

         (3) Any copy, facsimile, telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph (b) of this Section may be submitted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile, telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     (c) An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment form.

     (d) An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. An appointment made irrevocable under this paragraph (d) is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he did not know of its existence when he acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.

     (e) The death or incapacity of the shareholder appointing a proxy shall not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

     (f) Subject to any legal limitations on the right of the Corporation to accept the vote or other action of a proxy and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment. Any fiduciary who is entitled to vote any shares may vote such shares by proxy.

1.10 INSPECTORS OF ELECTIONS. (a) The Corporation shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

     (b) The inspectors shall: (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at the meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and
(v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

     (c) The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the circuit court of the city or county where the Corporation's principal office is located or, if none in the Commonwealth of Virginia, where its registered office is located, upon application by a shareholder, shall determine otherwise.

     (d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with paragraph (b)(2) of Section 1.9 hereof, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to paragraph (b)(v) of this Section 1.10 shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

1.11 LIST OF SHAREHOLDERS ENTITLED TO VOTE. (a) The officer or agent having charge of the share transfer books of the Corporation shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, with the address of and the number of shares held by each. The list shall be arranged by voting group and within each voting group by class or series of shares. For a period of 10 days prior to the meeting, such list shall be kept on file at the registered office of the Corporation or at its principal office or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purpose thereof. The original share transfer books shall be prima facie evidence as to which shareholders are entitled to examine such list or transfer books or to vote at any meeting of the shareholders. The right of a shareholder to inspect such list prior to the meeting shall be subject to the conditions and limitations set forth by law.

     (b) If the requirements of this Section have not been substantially complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until such requirements are met. Refusal or failure to prepare or make available the shareholders' list does not affect the validity of action taken at the meeting prior to the making of any such demand, but any action taken by the shareholders after the making of any such demand shall be invalid and of no effect.

1.12 CONDUCT OF MEETINGS. The Board of Directors of the Corporation may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies and any such other persons as the presiding officer shall determine; (iv) restrictions on the entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless, and to the extent, determined by the Board of Directors or the presiding officer of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

1.13 ACTION BY WRITTEN CONSENT OF STOCKHOLDERS. (a) Procedure. Unless otherwise provided by the Certificate of Incorporation, and except as set forth above, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed in the manner permitted by law by the holders of outstanding stock having not less than the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Written stockholder consents shall bear the date of signature of each stockholder who signs the consent in the manner permitted by law and shall be delivered to the Corporation as provided in subsection (b) below. No written consent shall be effective to take the action set forth therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner provided above, written consents signed by a sufficient number of stockholders to take the action set forth therein are delivered to the Corporation in the manner provided above.

     (b) A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the Commonwealth of Virginia, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors of the Corporation.

     (c) Notice of Consent. Prompt notice of the taking of corporate action by stockholders without a meeting by less than unanimous written consent of the stockholders shall be given to those stockholders who have not consented thereto in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as required by law. In the case of a Certificate Action (as defined below), if the Virginia Stock Corporation Act so requires, such notice shall be given prior to filing of the certificate in question. If the action which is consented to requires the filing of a certificate under the Virginia Stock Corporation Act (a "CERTIFICATE ACTION"), then if the Virginia Stock Corporation Act so requires, the certificate so filed shall state that written stockholder consent has been given in accordance with the Virginia Stock Corporation Act and that written notice of the taking of corporate action by stockholders without a meeting as described herein has been given as provided in such section.

                                   ARTICLE II:
                                    DIRECTORS

2.1 GENERAL POWERS. The Corporation shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

2.2 NUMBER AND TERM. The Board of Directors shall consist of not less than three nor more than 16 members, the precise number to be determined from time to time by the affirmative vote of not less than a majority of the directors at a meeting where a quorum is present. Except as provided otherwise in the Articles of Incorporation, each director shall serve a term of three years. A decrease in the number of directors shall not shorten an incumbent director's term. Despite the expiration of a director's term, he shall continue to serve until his successor is elected and qualified or until there is a decrease in the number of directors.

2.3 NOMINATION; ELECTION. (a) No person shall be eligible for election as a director unless nominated (i) by the Board of Directors upon recommendation of any nominating committee or otherwise, or (ii) by a shareholder entitled to vote on the election of directors pursuant to the procedures of this Section 2.3(a). Nominations, other than those made by the Board of Directors, may be made only by a shareholder who is a shareholder of record of a class of shares entitled to vote for the election of directors at the time of the giving of the notice hereinafter described in this Section 2.3 and only if written notice of the shareholder's intent to nominate one or more persons for election as directors has been given, either by personal delivery or by United States certified mail, postage prepaid, addressed to the Secretary of the Corporation at the principal office of the Corporation and received (i) on or after May 1st and before June 1st of the year in which the meeting is held, if the meeting is an annual meeting and clause (ii) is not applicable, or (ii) not less than 50 days before the date of an annual meeting, if the meeting date is earlier than August 1st or later than September 30th, or (iii) not later than the close of business on the tenth day following the day on which notice of a special meeting of the shareholders called for the purpose of electing directors is first mailed to the shareholders.

     (b) Each such shareholder's notice shall contain the following information:

         (i) as to the shareholder giving the notice (A) the name and address of such shareholder as they appear on the Corporation's stock transfer books,
     (B) the class and number of shares of stock of the Corporation beneficially owned by such shareholder, (C) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, and (D) a description of all arrangements or understandings, if any, between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made; and

         (ii) as to each person whom the shareholder wishes to nominate for election as a director: (A) the name, age, business address and residential address of each such nominee, (B) the principal occupation or employment of each such nominee, (C) the class and number of shares of the Corporation which are beneficially owned, directly or indirectly, by each such nominee or over which such nominee has voting control, and (D) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of directors; and such notice shall include a signed consent by each such nominee to serve as a director of the Corporation if elected and a written statement by such nominee to the effect that the information about him in the notice is correct.

     (c) Except as provided in Section 2.5 hereof or in the Articles of Incorporation, the directors shall be elected by the holders of the common shares at each annual meeting of the shareholders and those persons who receive the greatest number of votes shall be deemed elected even though they do not receive a majority of the votes cast. No individual shall be named or elected as a director without his prior consent.

2.4 RESIGNATION; REMOVAL. A director may resign at any time upon delivering a written notice of resignation, signed by such director, to the Board of Directors, the Chairman of the Board, or the Secretary. Unless a later date is specified therein, such resignation shall take effect upon delivery. A director may be removed only to the extent permitted under the Articles of Incorporation and only at a meeting of shareholders called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director. If a director is elected by a voting group, only the shareholders of that voting group may vote to remove him.

2.5 VACANCIES. A vacancy in the Board of Directors, including a vacancy resulting from an increase in the number of directors or the resignation of a director, may be filled only in the manner provided in the Articles of Incorporation. In the case of a resignation that will become effective at a specified later date, such vacancy may be filled before the vacancy occurs but the new directors may not take office until the vacancy occurs.

2.6 MEETINGS OF THE BOARD. (a) The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may properly come before the meeting shall be held as soon as possible following the annual meeting of shareholders. The Board of Directors may also adopt a schedule of additional meetings which, together with the annual meeting referred to in the preceding sentence, shall be considered the regular meetings of the Board of Directors. Regular meetings may be held at such places within or without the Commonwealth of Virginia and at such times as the Chairman of the Board or the Board of Directors shall designate from time to time. If no place is designated, regular meetings shall be held at the principal executive offices of the Corporation.

            (b) Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, or not less than one-third of the directors then in office and shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the person or persons calling the meetings shall designate. If no such place is designated in the notice of the meeting, it shall be held at the principal executive offices of the Corporation.

2.7 NOTICE OF MEETINGS. (a) No notice need be given of regular meetings of the Board of Directors.

     (b) Notices of special meetings of the Board of Directors shall be given to each director in person or delivered to his residence or business address (or such other place as he may have directed in writing) not less than 24 hours before the meeting by mail, messenger, telecopier, telegraph or other means of written communication or by telephoning such notice to him. Any such notice shall set forth the time and place of the meeting and state the purpose for which it is called.

2.8 WAIVER OF NOTICE; ATTENDANCE AT MEETING. (a) A director may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice and such waiver shall be equivalent to the giving of such notice. Except as provided in paragraph (b) of this Section, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records.

     (b) A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director, at the beginning of the meeting or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

2.9 QUORUM; VOTING. A majority of the number of directors determined by the Board of Directors pursuant to these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) he objects, at the beginning of the meeting or promptly upon his arrival, to holding it or transacting specified business at the meeting or (ii) he votes against or abstains from the action taken.

2.10 TELEPHONE PARTICIPATION. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

2.11 ACTION WITHOUT MEETING. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action is taken and included in the minutes or filed with the corporate records. Action taken under this section shall be effective when the last director signs the consent unless the consent specifies a different effective date in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director.

2.12 ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence by a chairman chosen at the meeting. The Secretary, if present, shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

2.13 REGULATIONS; MANNER OF ACTING. To the extent consistent with applicable law, the Articles of Incorporation, and these Bylaws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate.

2.14 COMPENSATION. The Board of Directors may fix the compensation of directors and may provide for the payment of all expenses incurred by them in attending meetings of the Board of Directors or any Committee thereof.

2.15 DIRECTOR EMERITUS. The Board of Directors may appoint to the position of Director Emeritus any retiring director who has served not less than five years as a director of the Corporation. Such person so appointed shall have the title of "Director

Emeritus" and shall be entitled to receive notice of, and to attend all meetings of the Board, but shall not in fact be a director, shall not be entitled to vote, and shall not be counted in determining a quorum of the Board and shall not have any of the duties or liabilities of a director under law.

                                  ARTICLE III:
                             COMMITTEES OF THE BOARD

3.1 CONSTITUTION OF COMMITTEES. The Board of Directors may, by resolution adopted by a vote of a majority of the directors then in office, create one or more committees and appoint members of the Board of Directors to serve on them. Except as otherwise provided in these Bylaws, each such committee shall consist of two or more members who serve at the pleasure of the Board of Directors.

3.2 AUTHORITY OF COMMITTEE. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, except that a committee may not (i) approve or recommend to the shareholders action that is required by law to be approved by shareholders, (ii) fill vacancies on the Board of Directors or on any of its committees, (iii) amend the Articles of Incorporation, (iv) adopt, amend, or repeal these Bylaws, (v) approve a plan of merger not requiring shareholder approval, (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares; provided, however, that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

3.3 PROCEEDINGS. The provisions of these Bylaws which govern meetings, action without meetings, notice and waiver of notice, and quorum requirements of the Board of Directors shall apply to committees of directors and their members as well. Subject to applicable law, the Articles of Incorporation and these Bylaws, each such committee may fix its own rules of procedure and may meet at such place within or without the Commonwealth of Virginia, at such time and upon such notice, if any, as it shall determine from time to time. Each such committee shall keep minutes of its proceedings and shall, if requested, report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

                                   ARTICLE IV:
                                    OFFICERS

4.1 OFFICERS GENERALLY. The officers of the Corporation shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer and Chief Financial Officer and such other officers, including a Chairperson of the Board of Directors, as may from time to time be appointed by the Board of Directors. All officers shall be elected by the Board of Directors; provided, however, that the Board of Directors may empower the Chief Executive Officer of the Corporation to appoint officers other than the Chairperson of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer. Each officer shall hold office until such person's successor is elected and qualified or until such person's earlier resignation or removal. Any number of offices may be held by the same person. Any officer may resign at any time upon written notice to the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors.

4.2 Chief Executive Officer. Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors, the powers and duties of the Chief Executive Officer of the Corporation are:

     (a) To act as the general manager and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the Corporation;

     (b) To preside at all meetings of the stockholders;

     (c) To call meetings of the stockholders to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as he or she shall deem proper; and

     (d) To affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation; and, subject to the direction of the Board of Directors, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

4.3 Chairperson of the Board. The Chairperson of the Board of Directors shall be the Chief Executive Officer unless the Board of Directors shall have designated another officer as the Chief Executive Officer of the Corporation. The Chairperson of the Board shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe.

4.4 President. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, and subject to the supervisory powers of the Chief Executive Officer, and subject to such supervisory powers and authority as may be given by the Board of Directors to the Chairperson of the Board of Directors, and/or to any other officer, the President shall have the responsibility for and shall perform all duties and have only those powers that are that are expressly delegated to the President by the Board of Directors or the Chief Executive Officer.

4.5 Vice President. Each Vice President shall have all such powers and duties as are commonly incident to the office of Vice President, or that are delegated to him or her by the Board of Directors or the Chief Executive Officer. A Vice President may be designated by the Board to perform the duties and exercise the powers of the Chief Executive Officer in the event of the Chief Executive Officer's absence or disability.

4.6 Chief Financial Officer. The Chief Financial Officer shall be the Treasurer of the Corporation unless the Board of Directors shall have designated another officer as the Treasurer of the Corporation. Subject to the direction of the Board of Directors and the Chief Executive Officer, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of Chief Financial Officer.

4.7 Treasurer. The Treasurer shall have custody of all monies and securities of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties and have such other powers as are commonly incident to the office of Treasurer, or as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

4.8 Secretary. The Secretary shall issue or cause to be issued all authorized notices for, and shall keep, or cause to be kept, minutes of all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the corporate minute books and similar records and shall perform such other duties and have such other powers as are commonly incident to the office of Secretary, or as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

4.9 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

4.10 Removal. Any officer of the Corporation shall serve at the pleasure of the Board of Directors and may be removed at any time, with or without cause, by the Board of Directors. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

4.11 VOTING SECURITIES OF OTHER CORPORATIONS. Unless otherwise provided by the Board of Directors, any one of the Chairman of the Board, the Chief Executive Officer, the Secretary or any Assistant Secretary shall have the power (and may appoint from time to time any other person) to act for and vote on behalf of the Corporation at all meetings of the shareholders of any corporation in which the Corporation holds stock or in connection with the consent of the shareholders in lieu of any such meeting.

4.12 BONDS. The Board of Directors may require that any or all officers, employees and agents of the Corporation give bond to the Corporation, with sufficient sureties, conditioned upon the faithful performance of the duties of their respective offices or positions.

                                   ARTICLE V:
                                  CAPITAL STOCK

5.1 FORM. Shares of the Corporation shall, when fully paid, be evidenced by certificates containing such information as is required by law and approved by the Board of Directors. Certificates for stock of the Corporation shall be signed by the Chairman of the Board, the Chief Executive Officer, and by the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

5.2 TRANSFER AGENTS AND REGISTRARS. The Board of Directors shall have the power to appoint one or more transfer agents or registrars for the transfer and registration of certificates of stock of any class, and may require that such stock certificates be countersigned and registered by one or more of such transfer agents or registrars.

5.3 TRANSFERS. Upon surrender to the Corporation or to the transfer agent or registrar of a certificate for shares endorsed or accompanied by a written assignment signed by the holder of record or by his duly authorized attorney-in-fact, it shall be the duty of the Corporation or its duly appointed transfer agent or registrar, to issue a new certificate to the person entitled thereto, to cancel the old certificate, and to record the transaction on the books of the Corporation.

5.4 RESTRICTIONS ON TRANSFER. A lawful restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction complies with the requirements of law and its existence is noted conspicuously on the front or back of the certificate representing the shares. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

5.5 LOST CERTIFICATES. The Corporation may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond (or such other agreement, undertaking or security as the Corporation shall determine is appropriate) sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

5.6 HOLDER OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise specifically provided by law.

                                   ARTICLE VI:
                               GENERAL PROVISIONS

6.1 FISCAL YEAR. The Board of Directors shall have power to fix and to change the fiscal year of the Corporation.

6.2 SEAL. The corporate seal shall have the name of the Corporation and the word "seal" inscribed thereon, and may be engraved, printed, impressed or drawn in facsimile upon any document where appropriate.

6.3 EXECUTION OF INSTRUMENTS. The Chairman of the Board and the Chief Executive Officer each may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors, the Chairman of the Board or the Chief Executive Officer may authorize any other officer, employee or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

6.4 CONSTRUCTION. In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Articles of Incorporation of the Corporation as in effect from time to time, the provisions of the Articles of Incorporation shall be controlling. As used in these Bylaws, the term "Articles of Incorporation" shall mean the articles of incorporation of the Corporation filed with the State Corporation Commission pursuant to (Section) 13.1-618 of the Virginia Stock Corporation Act, as amended from time to time. As used herein, unless the context otherwise requires: (i) the terms defined herein shall have the meaning set forth herein for all purposes; (ii) the terms "include," "includes," and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; (iii) "writing," "written" and comparable terms refer to printing, typing, handwriting and other means of reproducing words in a visible form; (iv) "hereof," "herein," "hereunder" and comparable terms refer to the entirety of these Bylaws and not to any particular article, section or other subdivision hereof; and (v) references to any gender include references to all genders, and references to the singular include references to the plural and vice versa..

6.5 AMENDMENTS. These Bylaws may be amended or repealed, and new Bylaws may be made, at any regular or special meeting of the Board of Directors. Bylaws made by the Board of Directors may be repealed or changed and new Bylaws may be made by the shareholders, and the shareholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.

                                    Exhibit E
                                    Copies of
                           Sections 607.1301-607.1333
                                     of the
                        Florida Business Corporation Act

607.1301 APPRAISAL RIGHTS; DEFINITIONS.--The following definitions apply to ss. 607.1302-607.1333:

(1) "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302
(2)(d), a person is deemed to be an affiliate of its senior executives.

(2) "Beneficial shareholder" means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.

(3) "Corporation" means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.

(4) "Fair value" means the value of the corporation's shares determined:

(a) Immediately before the effectuation of the corporate action to which the shareholder objects.

(b) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6) "Preferred shares" means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7) "Record shareholder" means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8) "Senior executive" means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9) "Shareholder" means both a record shareholder and a beneficial shareholder.

607.1302 RIGHT OF SHAREHOLDERS TO APPRAISAL.--

(1) A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions:

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(a) Consummation of a merger to which the corporation is a party if shareholder approval is required for the merger by s. 607.1103 and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary and the merger is governed by s. 607.1104;

(b) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c) Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(e) With regard to shares issued prior to October 1, 2003, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1. Altering or abolishing any preemptive rights attached to any of his or her shares;

2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or

7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation.


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(2) Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1. Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2. Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b) The applicability of paragraph (a) shall be determined as of:

1. The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2. If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a. Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or


b. Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had,


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the power, contractually or otherwise, to cause the appointment or election of
25 percent or more of the directors to the board of directors of the corporation; or

2. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a. Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b. Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c. In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e) For the purposes of paragraph (d) only, the term "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.


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(4) A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a) Was not effectuated in accordance with the applicable provisions of this section or the corporation's articles of incorporation, bylaws, or board of directors' resolution authorizing the corporate action; or

(b) Was procured as a result of fraud or material misrepresentation.

607.1303  ASSERTION OF RIGHTS BY NOMINEES AND BENEFICIAL OWNERS.--


(1) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

(2) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a) Submits to the corporation the record shareholder's written consent to the assertion of such rights no later than the date referred to in s. 607.1322
(2)(b)2.

(b) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

607.1320  NOTICE OF APPRAISAL RIGHTS.--


(1) If proposed corporate action described in s. 607.1302 (1) is to be submitted to a vote at a shareholders' meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.


(2) In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action




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became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322

(3) If the proposed corporate action described in s. 607.1302 (1) is to be approved other than by a shareholders' meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

607.1321 NOTICE OF INTENT TO DEMAND PAYMENT.--

(1) If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders' meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a) Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder's intent to demand payment if the proposed action is effectuated.

(b) Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

607.1322  APPRAISAL NOTICE AND FORM.--

(1) If proposed corporate action requiring appraisal rights under s. 607.13021) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a) Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1. The shareholder's name and address.

2. The number, classes, and series of shares as to which the shareholder asserts appraisal rights.


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3. That the shareholder did not vote for the transaction.

4. Whether the shareholder accepts the corporation's offer as stated in subparagraph (b)4.

5. If the offer is not accepted, the shareholder's estimated fair value of the shares and a demand for payment of the shareholder's estimated value plus interest.

(b) State:

1. Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2. A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3. The corporation's estimate of the fair value of the shares.

4. An offer to each shareholder who is entitled to appraisal rights to pay the corporation's estimate of fair value set forth in subparagraph 3.

5. That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6. The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c) Be accompanied by:

1. Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation's appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2. A copy of ss. 607.1301-607.1333.

607.1323  PERFECTION OF RIGHTS; RIGHT TO WITHDRAW.--

(1) A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the



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notice pursuant to s. 607.1322 (2)(b)2. Once a shareholder deposits that shareholder's certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2) A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.

(3) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder's share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

607.1324  SHAREHOLDER'S ACCEPTANCE OF CORPORATION'S OFFER.--

(1) If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation's estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation's receipt of the form from the shareholder.

(2) Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

607.1326  PROCEDURE IF SHAREHOLDER IS DISSATISFIED WITH OFFER.--

(1) A shareholder who is dissatisfied with the corporation's offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2) A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2 waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.


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

607.1331  COURT COSTS AND COUNSEL FEES.--

(1) The court in an appraisal proceeding commenced under s. 607.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4) To the extent the corporation fails to make a required payment pursuant to
s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

607.1333  LIMITATION ON CORPORATE PAYMENT.--

(1) No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder's option:

(a) Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b) Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

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(2) The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

                                    Exhibit F
                       Form of Appraisal Notice under the
                        Florida Business Corporation Act

                                APPRAISAL NOTICE

     The Board of Directors of New Media Lottery Services, Inc., a Virginia corporation ("New Media" or the "Company"), hereby advises you as follows:

     1. On May ___, 2004, Residential Resales, Inc., a Florida corporation ("RRI"), merged (the "Merger") with and into its wholly owned subsidiary, New Media Lottery Services, Inc., a Virginia corporation (the "Company"). A copy of the Agreement and Plan of Merger governing the Merger has been delivered to each holder of shares of the common stock of RRI, par value $0.001 per share ("RRI Common Stock").

     2. Each holder of shares of RRI Common Stock who dissents to the Merger is entitled to appraisal rights and to obtain payment of the fair value of that shareholder's shares, as more fully described in Sections 607.1301 -
     607.1333 of the Florida Business Corporation Act (the "Florida Law"). A copy of each of the above-referenced sections of the Florida Law is included herewith.

     3. The Company estimates that the fair value of the RRI Common Stock is $0.001 per share. The Company has arrived at this estimation of the fair value of the shares of RRI Common Stock on the basis that the Company:

          o    has not generated any revenues from operations to date;

          o incurred net losses of ($885,414) for the nine months ended December 31, 2003;

          o at January 31, 2004 had a working capital deficit of ($1,567,404);

          o    at January 31, 2004 had an accumulated deficit of ($2,464,469);
               and

          o does not currently have sufficient financial resources to fund its operations.

               In addition, the independent auditors' report to the Company's pro forma consolidated financial statements for the year ended March 31, 2003, includes an explanatory paragraph to their audit opinion stating that the Company's recurring losses from operations, negative cash flows from operations and working capital deficiency raise substantial doubt about its ability to continue as a going concern.

               Accordingly, at this time, it is management's opinion that the RRI Common Stock has a negative net worth per share.

     Also accompanying this Appraisal Notice is a copy of Amendment No. 1 to the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission on April 8, 2004, which includes financial statements of the Company.

     If you wish, upon written request made within ten days after we receive your completed, executed Appraisal Form, we will provide you with information as to the number of shareholders who are exercising their appraisal rights and the total number of shares owned by them.

     If you elect to exercise your appraisal rights, please transmit a completed and signed copy of the Appraisal Form to us, and send the certificates evidencing your shares of RRI Common Stock by certified or registered mail, return receipt requested, to the person named in the Appraisal Form, who will hold your certificates in escrow until the Company pays you the appraisal price.

DISSENTING SHAREHOLDERS WISHING TO EXERCISE APPRAISAL RIGHTS MUST RETURN THE APPRAISAL FORM TO THE COMPANY WITHIN TWENTY DAYS AFTER RECEIVING THIS APPRAISAL NOTICE.

     A dissenting shareholder who fails to notify the Company in writing of his demand to be paid his stated estimate of the fair value for his RRI Common Stock plus interest within twenty days after receiving the Appraisal Notice waives the right to demand payment under the Florida Law and shall be entitled only to the payment offered by the Company in the appraisal notice.


                                        By Order of the Board of Directors,
Dated:  May ___, 2004                   Nathan H. Miller, President

                                    Exhibit G
                        Form of Appraisal Form under the
                        Florida Business Corporation Act

                                 APPRAISAL FORM

To: The Board of Directors of New Media Lottery Services, Inc.:


     The undersigned, a holder of shares of the common stock ("RRI Common Stock") of Residential Resales, Inc. ("RRI"), does hereby certify that he has been advised by the Board of Directors of New Media Lottery Services, Inc. ("New Media" or the "Company") that RRI has merged with and into New Media (the "Merger") and that the undersigned has received the following:

          o    Information Statement dated May __, 2004;

          o    Appraisal Notice;

          o Amendment No. 1 to the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission on April 8, 2004 ("Current Report"), which includes financial statements of the Company the exhibits attached thereto, and describes the Merger; and

          o Sections 607.1301 - 607.1333 of the Florida Business Corporation Act (the "Florida Law") of the Florida Business Corporation Act relating to appraisal rights with respect to the undersigned's shares of common stock of RRI.

     After reviewing the Appraisal Notice, the Current Report and the other documents which describe the Merger, I have elected to exercise my appraisal rights ("Appraisal Rights") as described in Sections 607.1301 - 607.1333 of the Florida Law. In furtherance thereof, I hereby advise you as follows:


1. Name:
        -----------------------------------------------------------------------

2. Address:
           --------------------------------------------------------------------

3. Number of shares of RRI Common Stock
   owned as to which I assert Appraisal Rights:
                                                -------------------------------
4. Please check the applicable response:

   a.      I did not vote my shares of RRI Common Stock in favor of the Merger.
     ----    -------

   b.      I voted my shares of RRI Common Stock in favor of the Merger.
     ----    -----

         (If you checked item 4 b, you are not entitled to appraisal rights.)

5. Please check the applicable response:

   a.        I agree with the estimate as to the fair value of the shares of RRI
      ---- Common Stock calculated by the Board of Directors of New Media and accept the Board's offer to pay me $0.001 per share for each share of RRI Common Stock I own.

(If you selected item 5 a, the Company shall make payment to you of the amount owed [calculated by multiplying the number of shares you own by the Company's estimated value per share] within 90 days after it receives this Appraisal Form from you. Upon payment of the agreed value, you will not have any interest in the shares for which you have sought appraisal rights.)

   b.        I do not agree with the estimate as to the fair value of the shares
     ---- of RRI Common Stock calculated by the Board of Directors of New Media. I do not accept their offer of $0.001 per share of RRI Common Stock as stated in the Appraisal Notice.

6. (If you checked 5 b, above, please complete the following item.)

     I estimate the fair value of the shares RRI Common Stock to be $_________________ per share and I demand payment for my shares of RRI Common Stock based upon my estimated value, plus interest.

     If the Company does not agree with my calculation of the fair value of the shares of RRI Common Stock, I understand that I may commence an appraisal proceeding in the State of Florida at which the Court will make a determination as to the fair value of the shares and assess the costs against the Company or me, if it finds that I acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by the Florida Law.

     I understand that even though I have returned this Appraisal Form and deposited my shares of RRI Common Stock as instructed, I may nevertheless withdraw from the appraisal process by notifying the Company, in writing, within 20 days after the date on which the Company received this Appraisal Form from me. I understand that if I fail to withdraw from the appraisal process in the manner described above, I may not thereafter withdraw without the Company's written consent.

         I understand that if I do not satisfy the requirements described herein shall not be entitled to payment under the Florida Law.

Dated:                                   Signature:
     -----------------------------                 ----------------------------
                                        (Signature must conform in all respects
                                        to name of holder as specified in the
                                        Company's stock registrar)


                                        ---------------------------------------
                                       (Social Security or Tax Identification
                                                 Number of holder)

                                CONSENT TO MERGER

To: The Board of Directors of New Media Lottery Services, Inc.

     The undersigned, a holder of shares of the common stock ("RRI Common Stock") of Residential Resales, Inc. ("RRI"), does hereby certify that I have been advised by the Board of Directors of New Media Lottery Services, Inc. ("New Media" or the "Company") that RRI has merged with and into New Media (the "Merger") and that the undersigned has received the following:

          o    Information Statement dated May ___, 2004;

          o    Appraisal Notice and Appraisal Form;

          o Amendment No. 1 to the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission on April 8, 2004 ("Current Report"), which includes financial statements of the Company and the exhibits attached thereto, and describes the Merger; and

          o Sections 607.1301 - 607.1333 of the Florida Business Corporation Act (the "Florida Law") relating to appraisal rights with respect to the undersigned's shares of common stock of RRI.

     After reviewing the Appraisal Notice, the Current Report and the other documents which describe the Merger, I hereby notify the Board of Directors of New Media that I consent to the Merger and request that certificates evidencing shares of New Media's common stock be issued in my name. I understand that I will receive the same number of shares of New Media common stock as I owned of Residential Resales, Inc. Please deliver the certificates representing my shares of New Media to the following address:

     Address:
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Dated:                          Signature:
      --------------------                 -----------------------------------
                                (Signature must conform in all respects to name of holder as specified in the Company's stock registrar)


                                 ----------------------------------------------
                                 (Insert Social Security or Tax Identification
                                             Number of holder)